The information in this pricing supplement is not complete and may be changed. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, Pricing Supplement dated August 8, 2006

PROSPECTUS Dated January 25, 2006	Pricing Supplement No. 91 to
PROSPECTUS SUPPLEMENT	Registration Statement No. 333-131266
Dated January 25, 2006	Dated , 2006
Rule 424(b)(2)

$

 GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

95% Protected Auto-Callable Notes due September 8, 2009
 Based Inversely on the Performance of the S&P 500 Index and Five Exchange Traded
Funds

Unlike ordinary debt securities, the notes do not pay interest and do not guarantee a full return of principal at maturity. Instead, the notes will pay at maturity or upon early redemption, an amount in cash based inversely on the performance of the S&P 500 Index and the shares of the following five exchange traded funds: the iShares MSCI EAFE Index Fund, the iShares MSCI Emerging Markets Index Fund, the iShares MSCI Brazil Index Fund, the iShares MSCI Japan Index Fund and the iShares FTSE/Xinhua China 25 Index Fund, each of which we refer to as an exchange traded fund and collectively as the exchange traded funds. The S&P 500 Index and the shares of the exchange traded funds are each referred to as a basket component and collectively as the basket components. Your return on the notes is based inversely on the performance of each of the basket components as measured on each of the observation dates.

  The principal amount and issue price of each note is $1,000.
  We will not pay interest on the notes.
  If on any observation date (other than the determination date), the performance values of all the basket components have decreased from their respective initial values by 10% or more, which we refer to as an early redemption event, the notes will be automatically redeemed and you will receive for each $1,000 principal amount of notes that you hold, the principal amount of $1,000 plus an early redemption coupon equal to 35% of the original issue price of the notes.
  At maturity, if the notes have not been previously redeemed following an early redemption event, you will receive for each $1,000 principal amount of notes that you hold, an amount in cash, equal to:
    If the performance values of all the basket components on the determination date have decreased from their respective initial values by 10% or more, $1,350 or 135% of the original issue price of the notes, or
    If the performance value of any of the basket components on the determination date has not decreased from its initial value by 10% or more, $950 or 95% of the original issue price of the notes, which will be less than the $1,000 principal amount you paid for the notes.
  On any observation date, the performance value for each basket component will equal (i) the observation value minus the initial value divided by (ii) the initial value, as calculated for each basket component on such date.
    The initial value (i) for the S&P 500 Index will equal the closing value of the S&P 500 Index on the day we price the notes for initial sale to the public, which we refer to as the pricing date and (ii) for each exchange traded fund will equal the closing price of one share of such exchange traded fund, which we refer to as one underlying share or collectively as the underlying shares, on the pricing date.
    On any observation date, the observation value (i) for the S&P 500 Index will equal the closing value of the S&P 500 Index and (ii) for the shares of each exchange traded fund will equal the closing price of one underlying share of such exchange traded fund times its respective adjustment factor. The adjustment factor for each underlying share will be initially set at 1.0 and is subject to change upon certain events affecting the underlying shares.
  The observation dates will be each February 28, May 30, August 30 and November 30, beginning on November 30, 2006 and ending on August 30, 2009. The determination date will be the final observation date.
  Investing in the notes is not equivalent to investing in the basket components or their component stocks.
  The notes will not be listed on any securities exchange.
  The CUSIP number for the notes is 61747S744.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Notes.”

The notes involve risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on PS-12.

PRICE 100%

	Price to Public	Agent’s Commissions(1)	Proceeds to Company

Per note	%	%	%
Total	$	$	$
(1) For additional information, see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement.

MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called “Description of Notes–Supplemental Information Concerning Plan of Distribution.”

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes have not been and will not be registered with the Comissão de Calores Mobiliários (The Brazilian Securities Commission). The notes may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the notes to the public in Hong Kong as the notes have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     The Agent and each dealer represent and agree that they will not offer or sell the notes nor make the notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to persons in Singapore other than:

     (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

     (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

     (c) a person who acquires the notes for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

     (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors.”

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the inverse performance of a basket composed of the S&P 500 Index and the underlying shares of five exchange traded funds: the iShares MSCI EAFE Index Fund, the iShares MSCI Emerging Markets Index Fund, the iShares MSCI Brazil Index Fund, the iShares MSCI Japan Index Fund and the iShares FTSE/Xinhua China 25 Index Fund. These notes combine features of debt and equity by offering at maturity repayment of 95% of the issue price with the opportunity to earn a return based inversely on the performance of each of the basket components.

     “Standard & Poor’s®,” “S&P®” and “S&P 500®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. “iShares®” is a registered trademark of Barclays Global Investors, N.A.

Each note costs $1,000	We, Morgan Stanley, are offering you 95% Protected Auto-Callable Notes due September 8, 2009, Based Inversely on the Performance of the S&P 500 Index and Five Exchange Traded Funds, which we refer to as the notes. The principal amount and issue price of each note is $1,000.

The original issue price of the notes includes the agent’s commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Description of Notes—Use of Proceeds and Hedging.”

The basket	The basket is composed of the six basket components in the table below, which also sets forth the ticker symbol and the initial value for each basket component:

Basket Component	Ticker Symbol	Initial Value of Basket Component

S&P 500 Index	SPX
iShares MSCI EAFE Index Fund	EFA
iShares MSCI Emerging Markets Index Fund	EEM
iShares MSCI Brazil Index Fund	EWZ
iShares MSCI Japan Index Fund	EWJ
iShares FTSE/Xinhua China 25 Index Fund	FXI

Early Redemption Coupon Based Inversely on the Performance of each of the Basket Components

The notes will be automatically redeemed if the performance values of all the basket components have decreased by 10% or more on any observation date

If on any observation date (other than the determination date), the performance values of all the basket components have decreased from their respective initial values by 10% or more, which we refer to as an early redemption event, the notes will be automatically redeemed, and you will receive for each $1,000 principal amount of notes that you hold, an amount in cash equal to:

$1,000 + early redemption coupon

where,

early redemption coupon = $350 (35% of the original issue price),

and where, on any observation date

On any observation date, the observation value (a) for the S&P 500 Index will equal the closing value of the S&P 500 Index and (b) for the underlying shares of each exchange traded fund will equal the closing price of one share of such exchange traded fund, times its respective adjustment factor. The adjustment factor for each exchange traded fund will be initially set at 1.0 and is subject to change upon certain events affecting the underlying shares.

Observation Dates	Each February 28, May 30, August 30 and November 30, beginning on November 30, 2006 and ending on August 30, 2009, subject to postponement due to a market disruption event. See the section of this pricing supplement called “Description of Notes—Observation Dates.” The determination date will be the final observation date.

Payment at maturity	Only 95% Principal Protection

At maturity, we will pay you at least 95% of the original issue price of the notes.

Unlike ordinary debt securities, the notes do not pay interest and offer protection of only 95% of the issue price per note. At maturity, if the notes have not been previously redeemed following an early redemption event, you will receive for each $1,000 principal amount of notes that you hold an amount in cash based inversely on the performance of each of the basket components. The payment at maturity will be determined on determination date, as follows:

  If the performance values of all the basket components have decreased from their respective initial values by 10% or more, you will receive for each $1,000 principal amount of notes that you hold, a payment at maturity equal to $1,350 or 135% of the original issue price of the notes, or

  If the performance value of any of the basket components has not decreased from its initial value by 10% or more, you will receive for each $1,000 principal amount of notes that you hold a payment at maturity equal to $950 or 95% of the original issue price of the notes, which will be less than the $1,000 principal amount you paid for the notes.

On PS-9, we have provided examples of hypothetical payouts on the notes.

You can review the historical values of each of the basket components for each calendar quarter in the period from the earlier of January 1, 2001 and the date of inception of such basket component to August 7, 2006 as well as a graph that shows the historical performance of each of the six basket components on a percentage basis for the periods indicated above in the section of this pricing supplement called “Description of Notes—Historical Information.” You cannot predict the future performance of the basket components based on their historical performance.

The adjustment factor may be changed	During the life of the notes, our affiliate, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, may make changes to the adjustment factor, initially set at 1.0 with respect to each exchange traded fund, to reflect the occurrence of certain events relating to the underlying shares of the exchange traded funds. You should read about these adjustments in the sections of this pricing supplement called “Risk Factors—The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares,” “Description of Notes—Adjustment Factor” and “—Antidilution Adjustments relating to an Exchange Traded Fund; Alternate Calculation.”

The Basket Components

S&P 500 Index	The S&P 500 Index was developed by Standard & Poor’s Corporation, which we refer to as S&P, and is calculated, maintained and published by S&P. The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. For further information regarding the S&P 500 Index, see “Description of Notes— The S&P 500 Index.”

Exchange Traded Funds	iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund, iShares® MSCI Emerging Markets Index Fund, iShares® MSCI Brazil Index Fund, iShares®

MSCI Japan Index Fund and iShares FTSE/Xinhua China 25 Index Fund. These funds seek investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index, MSCI Emerging Markets Index, MSCI Brazil Index, MSCI Japan Index and FTSE/Xinhua China 25 Index, respectively. It is possible that an exchange traded fund may not fully replicate the performance of the relevant underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances.

MSCI EAFE Index	The MSCI EAFE Index is calculated, published and disseminated daily by Morgan Stanley Capital International Inc., or MSCI, a majority-owned subsidiary of Morgan Stanley, and is comprised of the equity securities underlying the MSCI indices of 21 selected countries in Europe and Asia, as well as Australia and New Zealand. For further information regarding the MSCI EAFE Index and currency exchange rate risk, see “Risk Factors—The notes are subject to currency exchange risk” and “Description of Notes—The MSCI EAFE Index.”

MSCI Emerging Markets Index	The MSCI Emerging Markets Index is calculated, published and disseminated daily by MSCI and is designed to measure equity market performance in the global emerging markets. For further information regarding the MSCI Emerging Markets Index and currency exchange rate risk, see “Risk Factors—The notes are subject to currency exchange risk” and “Description of Notes—The MSCI Emerging Markets Index”.

MSCI Brazil Index	The MSCI Brazil Index is calculated, published and disseminated daily by MSCI and is composed of equity securities listed on Brazilian stock exchanges. For further information regarding the MSCI Brazil Index and currency exchange rate risk, see “Risk Factors—The notes are subject to currency exchange risk” and “Description of Notes—The MSCI Brazil Index”.

MSCI Japan Index	The MSCI Japan Index is calculated, published and disseminated daily by MSCI and is composed of equity securities listed on Japanese stock exchanges. For further information regarding the MSCI Japan Index and currency exchange rate risk, see “Risk Factors—The notes are subject to currency exchange risk” and “Description of Notes—The MSCI Japan Index”.

FTSE/Xinhua China 25 Index	The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE/Xinhua Index Limited and measures the composite price performance of selected Chinese stocks. The FTSE/Xinhua China 25 Index is currently based on 25 underlying stocks trading on the Hong Kong Stock Exchange. For further information regarding the FTSE/Xinhua China 25 Index and currency exchange rate risk, see “Risk Factors—The notes are subject to currency exchange risk” and “Description of Notes—The FTSE/Xinhua China 25 Index.”

MSCI is our subsidiary	MSCI publishes the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index and the MSCI Japan Index and is a majority-owned subsidiary of Morgan Stanley. MSCI is responsible for the design and maintenance of these indices, including decisions regarding the calculation of these indices, such as the addition and deletion of component stocks and other methodological modifications of the indices. The actions and judgments of MSCI may affect the value of these indices and, consequently, could adversely affect the closing prices of the underlying shares of the exchange traded funds, because the underlying shares generally track the respective indices, and the value of the notes. The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests.

You have no shareholder rights	Investing in the notes is not equivalent to investing in the underlying shares of the exchange traded funds or in the stocks comprising the S&P 500 Index. As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares of the exchange traded funds or stocks comprising the S&P 500 Index. In addition, you do not have the right to exchange your notes for underlying shares of the exchange traded funds or stocks comprising the S&P 500 Index at any time.

You may revoke your offer to purchase the notes prior to our acceptance	We are using this pricing supplement to solicit from you an offer to purchase the notes. You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any material changes to the terms of the notes, we will notify you.

MS & Co. will be the calculation agent	We have appointed our affiliate, MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the basket component initial values, the basket component observation values, the basket component performance values, the early redemption coupon, if any, and the payment you will receive at maturity. As calculation agent, MS & Co. will also make determinations with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any closing value or closing price in the event of a discontinuance of a basket component or an underlying index, and adjustments to the adjustment factor for certain events affecting the underlying shares of the exchange traded funds.

Although the matter is not free from doubt, you have agreed with us to treat the Notes as contingent payment debt instruments	Although the matter is not free from doubt, you have agreed with us, pursuant to the terms of the Notes, to treat the Notes as contingent payment debt instruments as described in the section of this pricing supplement called “Description of Notes— United States Federal Income Taxation.” Under this treatment, if you are a U.S. taxable investor you will generally be subject to annual income tax based on the comparable yield (as set forth in this pricing supplement) of the notes even though no stated interest will be paid on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read the section of this pricing supplement called “Description of Notes -- United States Federal Income Taxation” and, specifically the sections called “United States Federal Taxation – Tax Consequences to U.S. Holders – Notes – Notes Linked to Commodity Prices, Single Securities, Basket of Securities or Indices” and “United States Federal Taxation – Tax Consequences to U.S. Holders – Backup Withholding and Information Reporting” in the accompanying prospectus supplement.

If you are a non-U.S. investor, please read the section of this pricing supplement called “Description of Notes — United States Federal Income Taxation — Tax Consequences to Non-U.S. Holders.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more information on the notes	The notes are senior notes issued as part of our Series F medium-term note program. You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006 and prospectus dated January 25, 2006. We describe the basic features of this type of note in the section of the prospectus supplement called “Description of Notes” and the section of the prospectus called “Description of Securities.”

Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the “Description of Notes” section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called “Risk Factors.” The tax treatment of investments in index and exchange traded funds-linked notes such as these differs from that of investments in ordinary debt securities. See the section of this pricing supplement called “Description of Notes—United States Federal Income Taxation.” We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYOUTS ON THE NOTES

     The following table illustrates the payment at maturity on the notes for a range of hypothetical basket component performance values for a series of observation dates.

     If on any observation date (other than the determination date), the performance values of all the basket components have decreased from their respective initial values by 10% or more, the notes will be automatically redeemed and you will receive for each $1,000 principal amount of notes that you hold, an amount in cash equal to $1,000 plus the early redemption coupon which is equal to $350, or 35% of the original issue price.

At maturity, provided the notes have not been previously redeemed:

  if the performance values of all the basket components on the determination date have decreased from their respective initial values by 10% or more, you will receive for each $1,000 principal amount of notes that you hold, an amount in cash equal to $1,350, or 135% of the original issue price, or if the performance value of any of the basket components on the determination date has not decreased from its initial value by 10% or more, you will receive for each $1,000 principal amount of notes that you hold, an amount in cash equal to $950, or 95% of the original issue price of the notes, which will be less than the amount you paid for the notes.

     The performance value of any basket component on each observation date will be the percentage change in the value of that basket component to that observation date, as measured from the pricing date.

      Presented below is a hypothetical example showing how the basket component performance value is calculated.

Example:
Hypothetical Initial Value:	100
Hypothetical Observation Value:	95

     In the example above, the basket component performance value of a hypothetical basket component is -0.05, or -5%.

     Each of the hypothetical examples in the following tables assume that the performance values of all the basket components had not decreased from their respective initial values by 10% or more on previous observation dates.

     If an early redemption event occurs, the notes will be automatically redeemed and investors will not be entitled to any further payments on the notes.

     Example 1:

Hypothetical Basket Component Performance Values on an Observation Date		Early Redemption Event (Y/N)
S&P 500 Index iShares MSCI EAFE Index Fund iShares MSCI Emerging Markets Index Fund iShares MSCI Brazil Index Fund iShares MSCI Japan Index Fund iShares FTSE/Xinhua China 25 Index Fund	-5% +1% +8% +2% -9% 0%	No

     In hypothetical example 1, the performance values of none of the basket components as determined on the observation date decreased by 10% or more from their respective initial values. Consequently, there is no early redemption event and the notes will not be automatically redeemed.

     Example 2:

Hypothetical Basket Component Performance Values on an Observation Date		Early Redemption Event (Y/N)
S&P 500 Index iShares MSCI EAFE Index Fund iShares MSCI Emerging Markets Index Fund iShares MSCI Brazil Index Fund iShares MSCI Japan Index Fund iShares FTSE/Xinhua China 25 Index Fund	-20% -11% -15% -17% -10% -12%	Yes Payment: $1,000(par) + $350

     In hypothetical example 2, because the performance values of all the basket components as determined on the observation date decreased by 10% or more from their respective initial values, there is an early redemption event and the notes will be automatically redeemed. You will receive for each $1,000 principal amount of notes that you hold, an amount in cash equal to $1,000 plus the early redemption coupon which is equal to $350, or 35% of the original issue price on the early redemption date.

     Example 3:

Hypothetical Basket Component Performance Values on an Observation Date		Early Redemption Event (Y/N)
S&P 500 Index iShares MSCI EAFE Index Fund iShares MSCI Emerging Markets Index Fund iShares MSCI Brazil Index Fund iShares MSCI Japan Index Fund iShares FTSE/Xinhua China 25 Index Fund	-16% -31% -9% -42% -24% -18%	No

     In hypothetical example 3, the performance values of five of the basket components as determined on the observation date decreased by 10% or more from their respective initial values. However, because one basket component experienced a decline of only 9% from its initial value, there is no early redemption event and the notes will not be automatically redeemed.

     Example 4:

Hypothetical Basket Component Performance Values on the Determination Date		Payment at Maturity
S&P 500 Index iShares MSCI EAFE Index Fund iShares MSCI Emerging Markets Index Fund iShares MSCI Brazil Index Fund iShares MSCI Japan Index Fund iShares FTSE/Xinhua China 25 Index Fund	+10% +3% -4% 0% +12% -5%	$950 (95% of Par)

     In hypothetical example 4, the performance values of none of the basket components as determined on the determination date decreased by 10% or more from their initial values. You will lose money on your investment; you will receive for each $1,000 principal amount of notes that you hold, an amount in cash equal to $950, or 95% of the original issue price at maturity.

     Example 5:

Hypothetical Basket Component Performance Values on the Determination Date		Payment at Maturity
S&P 500 Index iShares MSCI EAFE Index Fund iShares MSCI Emerging Markets Index Fund iShares MSCI Brazil Index Fund iShares MSCI Japan Index Fund iShares FTSE/Xinhua China 25 Index Fund	-10% -14% -15% -19% -16% -11%	$1,350 (135% of Par)

     In hypothetical example 5, the performance values of all the basket components as determined on the determination date decreased by 10% or more from their respective initial values. You will receive for each $1,000 principal amount of notes that you hold, an amount in cash equal to $1,350, or 135% of the original issue price at maturity.

     You can review the historical values of each of the basket components for each calendar quarter in the period from the earlier of January 1, 2001 and the date of inception of such basket component to August 7, 2006 as well as a graph that shows the historical performance of each of the six basket components on a percentage basis for the periods indicated above in the section of this pricing supplement called “Description of Notes—Historical Information.” You cannot predict the future performance of the basket components based on its historical performance.

RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket components. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

The notes may pay less than the principal amount at maturity	We do not guarantee full return of principal at maturity. If on each observation date, the performance value of at least one basket component has not decreased from its initial value by 10% or more, you will receive at maturity an amount in cash equal to $950 or 95% of the original issue price of the notes, which will be less than the amount you paid for the notes.

Unlike ordinary senior notes, the notes do not pay interest	The terms of the notes differ from those of ordinary debt securities in that we will not pay interest on the notes and do not guarantee a full return of the principal amount at maturity. If the performance value of any of the basket components on any of the observation dates has not decreased from its initial value by 10% or more, you will lose money on your investment and you will have lost the opportunity to earn interest that would be paid on ordinary debt securities.

There are additional risks associated with an investment in the notes because the notes are linked to six basket components	Investors in the notes will realize appreciation on the notes only if all the basket components experience a decline of 10% or more from their respective initial values on any of the observation dates. If any of the basket components fails to decline by 10% or more from its respective initial value, investors will not benefit from any depreciation in the other basket components and will lose money on their investment.

To the extent that the performances of the basket components are not correlated over the term of the notes there may be more of a chance that one or more basket components decreases less than 10%, despite a general decline in the performances of basket components. Even if the average performance value of the basket components is significantly below 10% on any observation date, if the performance value of any one basket component is greater than 10%, you will not receive the early redemption coupon.

The determination of an early redemption event is made only on the specified observation dates	An early redemption will occur if the performance values of all the basket components have decreased from their respective initial values by 10% or more as measured on any observation date (other than the determination date). Even if all the basket components experience a decline of 10% or more from their respective initial values on a day other than an observation date, you will not receive the early redemption coupon unless the performance values of all the basket components are below 10% on an observation date.

The notes will not be listed	The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. currently intends to act as a market maker for the notes but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes influenced by many unpredictable factors	Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including:

•	the performance value of each basket component on the specified observation dates

•	the volatility (frequency and magnitude of changes in value) of the basket components

•	interest and yield rates in the market

•	geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the basket components or stock markets generally and that may affect the basket component performance values

•	the time remaining to the maturity of the notes

•	the dividend rate on the stocks underlying the basket components

•	our creditworthiness

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale or on earlier observation dates the basket component performance value of any of the basket components has increased or has declined less than 10% or more from its initial value.

You cannot predict the future performance of the basket components based on their historical performance. We cannot guarantee that on any of the observation dates, the basket performance values of all the basket components will decline by 10% or more from their respective initial values so that you will receive an amount in excess of the principal amount of the notes.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices	Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Investing in the notes is not equivalent to investing in the basket components	Investing in the notes is not equivalent to investing in the underlying shares of the exchange traded funds or in the stocks comprising the S&P 500 Index. As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares of the exchange traded funds or stocks comprising the S&P 500 Index. In addition, you do not have the right to exchange your notes for underlying shares of the exchange traded funds or stocks comprising the S&P 500 Index at any time.

The underlying shares and the indices underlying the exchange traded funds are different	The performance of the underlying shares may not exactly replicate the performance of the relevant underlying index because the exchange traded fund will reflect transaction costs and fees that are not included in the calculation of the underlying index. It is also possible that an exchange traded fund may not fully replicate the performance of the relevant underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Barclays Global Fund Advisors, which we refer to as BGFA, the investment adviser to each of the exchange traded funds, may invest up to 10% of each exchange traded fund’s assets in shares of other iShares® funds that seek to track the performance of equity securities of constituent countries of the respective underlying index.

There are risks associated with investments in	Investments in securities linked to the value of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental

securities linked to the value of foreign equity securities	intervention and cross-shareholdings among companies in the foreign index. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The notes are subject to currency exchange risk	Because the closing prices of the underlying shares of the exchange traded funds reflect the U.S. dollar value of the securities represented in the respective underlying indices, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which such securities trade. An investor’s net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar weakens against the securities represented in the underlying indices, the value of the underlying shares of the affected exchange traded fund will increase in U.S. dollars and the probability of a positive return on your investment will be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation

•	existing and expected interest rate levels

•	the balance of payments

•	the extent of governmental surpluses or deficits in the component countries and the United States of America

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Adjustments to the S&P 500 Index could adversely affect the value of the securities	Standard & Poor’s Corporation, or S&P®, is responsible for calculating and maintaining the S&P 500 Index. S&P can add, delete or substitute the stocks comprising the S&P 500 Index or make other methodological changes that could change the value of the S&P 500 Index. Any of these actions could adversely affect the value of the securities.

The publisher of the S&P 500 Index may discontinue or suspend calculation or publication of the S&P 500 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500 Index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, on any S&P 500 index business day and at maturity the calculation agent will determine the value of the equity component and the reference index, as appropriate, based on the closing prices on such date or at maturity of the stocks comprising the S&P 500 Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to discontinuance of the S&P 500 Index.

Adjustments to the underlying shares or to the indices underlying the exchange traded funds could adversely affect the value of the notes	BGFA is the investment adviser to each of the exchange traded funds, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of each of the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index, the MSCI Japan Index and the FTSE/Xinhua China 25 Index, each an underlying index, and collectively the underlying indices. The publisher of an underlying index can add, delete or substitute the stocks underlying the underlying indices or make other methodological changes that could change the value of the underlying indices. Pursuant to its investment strategy or otherwise, BGFA may add, delete or substitute the stocks comprising the exchange traded funds. Any of these actions could adversely affect the closing prices of the underlying shares of the exchange traded funds and, consequently, the value of the notes.

The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares	MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting the underlying shares of each exchange traded fund. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity or upon the occurrence of an early redemption event, the market price of the notes may be materially and adversely affected.

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests	The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the notes.

MSCI and MS & Co., the calculation agent, are each our subsidiaries. MSCI is responsible for calculating and maintaining the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index and the MSCI Japan Index and the guidelines and policies governing their composition and calculation. Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.

The policies and judgments for which MSCI is responsible concerning additions, deletions, substitutions and weightings of the component stocks and the manner in which certain changes affecting such component stocks are taken into account may affect the values of the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index and the MSCI Japan Index and, consequently, the prices of the underlying shares, to the extent that the underlying shares generally track the underlying indices, and the value of the notes. The inclusion of a component stock in any of these indices is not an investment recommendation by Morgan Stanley or MSCI of that security.

MS & Co. and MSCI are under no obligation to consider your interests as an investor in the Notes and will not do so. Any such actions or judgments by MSCI or MS & Co. could adversely affect the price of the underlying shares and, consequently, the value of the notes.

As calculation agent, MS & Co. will determine the basket component initial values, the basket component observation values, the basket component performance values and calculate the early redemption coupon, if any, and the payment you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any closing value or closing price in the event of a discontinuance of a basket component or an underlying index, as the case may be, and of any antidilution adjustments, may affect the payout to you at maturity. See the sections of this pricing supplement called “Description of Notes—Market Disruption Event,” “—Antidilution Adjustments relating to an Exchange Traded Fund; Alternate Calculation” and “—Discontinuance of the S&P 500 Index; Alteration of Method of Calculation.”

The original issue price of the notes includes the agent’s commissions and certain costs of hedging our obligations under the notes. The subsidiaries through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the values of the basket components	MS & Co. and other affiliates of ours will carry out hedging activities related to the notes (and possibly to other instruments linked to the S&P 500 Index or the underlying shares), including short trading in the stocks underlying the S&P 500 Index or the shares included in the underlying indices, as well as in other instruments related to the basket components. MS & Co. and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index and the stocks included in the underlying indices and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the date we price the notes for initial sale to the public, particularly short trading, could potentially decrease the initial values of the basket components and, as a result, could increase the amount by which a basket component must decline before you receive a payment that exceeds the principal amount on the notes. Additionally, such hedging or trading activities during the term of the notes could potentially affect the values of the basket components on the observation dates and, accordingly, the amount of cash you will receive on an early redemption date or at maturity, as the case may be.

Although the matter is not free from doubt, you have agreed with us to treat the Notes as contingent payment debt instruments	Although the matter is not free from doubt, you have agreed with us pursuant to the terms of the Notes to treat the Notes as contingent payment debt instruments as described in the section of this pricing supplement called “Description of Notes— United States Federal Income Taxation.” Under this treatment, if you are a U.S. taxable investor you will generally be subject to annual income tax based on the comparable yield (as set forth in this pricing supplement) of the notes even though no stated interest will be paid on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read the section of this pricing supplement called “Description of Notes –United States Federal Income Taxation” and, specifically the sections called “United States Federal Taxation – Tax Consequences to U.S. Holders – Notes – Notes Linked to Commodity Prices, Single Securities, Basket of Securities or Indices” and “United States Federal Taxation – Tax Consequences to U.S. Holders – Backup Withholding and Information Reporting” in the accompanying prospectus supplement.

If you are a non-U.S. investor, please read the section of this pricing supplement called “Description of Notes — United States Federal Income Taxation — Tax Consequences to Non-U.S. Holders.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus and prospectus supplement. The term “Notes” refers to each $1,000 principal amount of any of our 95% Protected Auto-Callable Notes due September 8, 2009, Based Inversely on the Performance of the S&P 500 Index and Five Exchange Traded Funds. In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$

Pricing Date	August , 2006, the day we price the Notes for initial sale to the public.

Original Issue Date (Settlement Date )	August , 2006

Maturity Date	September 8, 2009

Determination Date	The final Observation Date; provided that if the Determination Date is not a Trading Day or if a Market Disruption Event occurs on the Determination Date with respect to any Basket Component (a “Non-determination Date”), the Determination Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred with respect to any Basket Component; provided further that if three successive Non- determination Dates occur, the Calculation Agent shall determine all Basket Component Performance Values on the next succeeding scheduled Trading Day notwithstanding that such day is a Non-determination Date. If the Calculation Agent must determine a Basket Component Performance Value on such day, notwithstanding that such day is a Non-determination Date, it shall do so in accordance with the third paragraph of “— Discontinuance of the S&P 500 Index; Alteration of Method of Calculation” below, in the case of the S&P 500 Index, and in accordance with the bid process described in the third and fourth sentence of “—Closing Price” below, in the case of an Exchange Traded Fund, and such Basket Component Performance Value as so determined shall be the Basket Component Performance Value for the purposes of determining the Payment at Maturity.

Observation Dates	Each February 28, May 30, August 30 and November 30, beginning on November 30, 2006 and ending on August 30, 2009; provided that if any Observation Date (other than the Determination Date) is not a Trading Day or if a Market Disruption Event occurs on any Observation Date (other than the Determination Date) with respect to any Basket Component, such Observation Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred with respect to any Basket Component.

Interest Rate	None

Specified Currency	U.S. Dollars

CUSIP Number	61747S744

Minimum Denominations	$1,000

Issue Price	$1,000 (100%)

Basket Components	The Basket is composed of the S&P 500 Index and underlying shares of the five Exchange Traded Funds set forth in the table below (each a “Basket Component” and, collectively, the “Basket Components”). The table also indicates the relevant ticker symbol and the Initial Value for each of the Basket Components.

Basket Component	Ticker Symbol	Initial Value of Basket Component

S&P 500 Index	SPX
iShares MSCI EAFE Index Fund	EFA
iShares MSCI Emerging Markets Index Fund	EEM
iShares MSCI Brazil Index Fund	EWZ
iShares MSCI Japan Index Fund	EWJ
iShares FTSE/Xinhua China 25 Index Fund	FXI

In this “Description of Notes,” references to Basket Components will include any Successor Index (as defined under “— Discontinuance of the S&P 500 Index; Alteration of Method of Calculation” and “—Antidilution Adjustments relating to an Exchange Traded Fund; Alternate Calculation” below), unless the context requires otherwise.

Early Redemption Event	An Early Redemption Event will have occurred if, on any Observation Date (other than the Determination date), the Basket Component Performance Value for each Basket Component as calculated on such Observation Date is less than or equal to minus 10%. Upon the occurrence of an Early Redemption Event, the Notes will be automatically redeemed and upon delivery of the Notes to the Trustee, we will pay on the Early Redemption Date, with respect to the $1,000 principal amount of each Note an amount in cash equal to (a) the principal amount of $1,000 plus (b) the Early Redemption Coupon.

Early Redemption Coupon	$350, or 35% of the Original Issue Price.

Early Redemption Date	Five Business Days after the Early Redemption Event; provided that if such day is not a Business Day, the Early Redemption Date will be the next succeeding Business Day after the scheduled Early Redemption Date.

Payment at Maturity	At maturity, if the Notes have not been previously redeemed following an Early Redemption Event, upon delivery of the Notes to the Trustee, we will pay with respect to the $1,000 principal amount of each Note an amount in cash equal to (i) if the Basket Component Performance Value of each of the Basket Components as calculated on the Determination Date is less than or equal to minus 10%, $1,350, or 135% of the Original Issue Price of the Notes, or (ii) if the Basket Component Performance Value of any of the Basket Components as calculated on the Determination Date is greater than minus 10%, $950 or 95% of the Original Issue Price of the Notes.

We shall, or shall cause the Calculation Agent to (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect that the Payment at Maturity will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Book-Entry Note or Certificated Note” below, and see “The Depositary” in the accompanying prospectus supplement.

S&P 500 Index Performance Value	The S&P 500 Index Performance Value on any Observation Date is a fraction, the numerator of which will be the (i) S&P 500 Index Observation Value minus the S&P 500 Index Initial Value and the denominator of which will be (ii) the S&P 500 Index Initial Value. The S&P 500 Index Performance Value will be stated as a percentage and is described by the following formula:

iShares MSCI EAFE Index Fund Performance Value
The iShares MSCI EAFE Index Fund Performance Value on any Observation Date is a fraction, the numerator of which will be the (i) iShares MSCI EAFE Index Fund Observation Value minus the iShares MSCI EAFE Index Fund Initial Value and the denominator of which will be (ii) the iShares MSCI EAFE Index Fund Initial Value. The iShares MSCI EAFE Index Fund Performance Value will be stated as a percentage and is described by the following formula:

iShares MSCI Emerging Markets Index Fund Performance Value	The iShares MSCI Emerging Markets Index Fund Performance Value on any Observation Date is a fraction, the numerator of which will be the (i) iShares MSCI Emerging Markets Index Fund Observation Value minus the iShares MSCI Emerging Markets Index Fund Initial Value and the denominator of which will be (ii) the iShares MSCI Emerging Markets Index Fund Initial Value. The iShares MSCI Emerging Markets Index Fund Performance Value will be stated as a percentage and is described by the following formula:

iShares MSCI Brazil Index Fund Performance Value	The iShares MSCI Brazil Index Fund Performance Value on any Observation Date is a fraction, the numerator of which will be the (i) iShares MSCI Brazil Index Fund Observation Value minus the

iShares MSCI Brazil Index Fund Initial Value and the denominator of which will be (ii) the iShares MSCI Brazil Index Fund Initial Value. The iShares MSCI Brazil Index Fund Performance Value will be stated as a percentage and is described by the following formula:

iShares MSCI Japan Index Fund
Performance Value	The iShares MSCI Japan Index Fund Performance Value on any Observation Date is a fraction, the numerator of which will be the (i) iShares MSCI Japan Index Fund Observation Value minus the iShares MSCI Japan Index Fund Initial Value and the denominator of which will be (ii) the iShares MSCI Japan Index Fund Initial Value. The iShares MSCI Japan Index Fund Performance Value will be stated as a percentage and is described by the following formula:

iShares FTSE/Xinhua China 25 Index
Fund Performance Value	The iShares FTSE/Xinhua China 25 Index Fund Performance Value on any Observation Date is a fraction, the numerator of which will be the (i) iShares FTSE/Xinhua China 25 Index Fund Observation Value minus the iShares FTSE/Xinhua China 25 Index Fund Initial Value and the denominator of which will be (ii) the iShares FTSE/Xinhua China 25 Index Fund Initial Value. The iShares FTSE/Xinhua China 25 Index Fund Performance Value will be stated as a percentage and is described by the following formula:

Basket Component Performance Value	The S&P 500 Index Performance Value, the iShares MSCI EAFE Index Fund Performance Value, the iShares MSCI Emerging Markets Index Fund Performance Value, the iShares MSCI Brazil Index Fund Performance Value, the iShares MSCI Japan Index Fund Performance Value and the iShares FTSE/Xinhua China 25 Index Fund Performance Value, each as determined on any Observation Date.

Basket Component Initial Value	The Initial Value will equal:

•	for the S&P 500 Index, the S&P 500 Index Closing Value on the Pricing Date;

•	for each Exchange Traded Fund, the Closing Price of one Underlying Share of such Exchange Traded Fund on thePricing Date.

The Initial Value for each Basket Component is set forth under “—Basket Components” above.

Basket Component Observation Value	On any Observation Date, the Observation Value will equal:

•	for the S&P 500 Index, the S&P 500 Index Closing Value as determined on such Observation Date;

•	for each Exchange Traded Fund, the Closing Price (as defined below) of one Underlying Share of such Exchange Traded Fund times its respective Adjustment Factor as determined on such Observation Date.

S&P 500 Index Closing Value	The closing value of the S&P 500 Index or any Successor Index published at the regular weekday close of trading on any S&P 500 Index Business Day.

Closing Price	The Closing Price with respect to an Underlying Share of any Exchange Traded Fund (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

•	if the Underlying Share (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Underlying Share (or any such other security) is listed or admitted to trading,

•	if the Underlying Share (or any such other security) is a security of the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

•	if the Underlying Share (or any such other security) is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the Underlying Share (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one Underlying Share (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or closing price, as applicable, for the Underlying Share (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Share (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “security of the Nasdaq National Market” will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto. See “—Antidilution Adjustments relating to an Exchange Traded Fund; Alternate Calculation” below.

Adjustment Factor	1.0, with respect to the Underlying Share of each Exchange Traded Fund, subject to adjustment in the event of certain events affecting the Underlying Shares. See “—Antidilution Adjustments relating to an Exchange Traded Fund; Alternate Calculation” below.

S&P 500 Index Business Day	A day, as determined by the Calculation Agent, on which trading is generally conducted on the primary exchange or market of trading for any security then included in the S&P 500 Index and on any exchange on which futures or options contracts related to the S&P 500 Index (or Successor Index to the S&P 500 Index) are traded, other than a day on which trading on such exchange is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Trading Day	A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (“NYSE”), the American Stock Exchange, Inc. (“AMEX”), the Nasdaq National Market, the Chicago Mercantile Exchange, the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Exchange Traded Fund	Each of the iShares MSCI EAFE Index Fund, the iShares MSCI Emerging Markets Index Fund, the iShares MSCI Brazil Index Fund, the iShares MSCI Japan Index Fund and the iShares FTSE/Xinhua China 25 Index Fund.

Underlying Index	Each of the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index, the MSCI Japan Index and the FTSE/Xinhua China 25 Index.

Underlying Shares	Shares of each of the iShares MSCI EAFE Index Fund, the iShares MSCI Emerging Markets Index Fund, the iShares MSCI Brazil Index Fund, the iShares MSCI Japan Index Fund and the iShares FTSE/Xinhua China 25 Index Fund.

Book Entry Note or Certificated Note	Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC’s nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC’s procedures. For more information regarding DTC and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Form of Securities— Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior Note or Subordinated Note	Senior

Trustee	JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent	Morgan Stanley & Co. Incorporated and its successors (“MS & Co.”)

Market Disruption Event	Market Disruption Event means, with respect to any Basket Component:

(i) the occurrence or existence of a suspension, absence or material limitation of trading of the Underlying Shares of any Exchange Traded Fund or of stocks then constituting 20 percent or more of the level of the S&P 500 Index (or the Successor Index) or of an Underlying Index (or the Successor Index), as the case may be, on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s); or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for the Underlying Shares of an Exchange Traded Fund or for stocks then constituting 20 percent or more of the level of the S&P 500 Index (or the Successor Index) or of an Underlying Index (or the Successor Index), as the case may be, during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the S&P 500 Index (or the Successor Index) or the Underlying Shares of an Exchange Traded Fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clauses (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Notes.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the S&P 500 Index or in an Underlying Index, as the case may be, is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the S&P 500 Index or Underlying Index, as the case may be, shall be based on a comparison of (x) the portion of the value of the S&P 500 Index or Underlying Index, as the case may be, attributable to that security relative to (y) the overall value of the S&P 500 Index or Underlying Index, as the case may be, in each case immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on a Basket Component, an Underlying Index or Underlying Shares of an Exchange Traded Fund by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Basket Component, Underlying Index or Underlying Shares of an Exchange Traded Fund, as the case may be, and (5) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts related to a Basket Component, an Underlying Index or Underlying Shares of an Exchange Trade Fund, as the case may be, are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange	The primary exchange or market of trading for any security then included in any Basket Component, Underlying Index or any Successor Index.

Discontinuance of the S&P 500 Index;
Alteration of Method of Calculation	If the publisher of the S&P 500 Index discontinues publication of the S&P 500 Index and such publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued S&P 500 Index (such index being referred to herein as a “Successor Index”), then any subsequent S&P 500 Index Closing Value will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on the Trading Day that any S&P 500 Index Closing Value is to be determined and any reference to the S&P 500 Index in this pricing supplement, shall be deemed to refer to such Successor Index.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the Securities, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the publisher of the S&P 500 Index discontinues publication of the S&P 500 Index prior to, and such discontinuance is continuing on any date on which the S&P 500 Index Closing Value must be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the S&P 500 Index Closing Value for such date. The S&P 500 Index Closing Value will be computed by the Calculation Agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, or if such day is not a Trading Day, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or but for the fact that such day is not a Trading Day) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently constituting the S&P 500 Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect the value of the Notes.

If at any time the method of calculating the S&P 500 Index or a Successor Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the S&P 500 Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the S&P 500 Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the S&P 500 Index Closing Value with reference to the S&P 500 Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the S&P 500 Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Antidilution Adjustments relating to an
Exchange Traded Fund;
Alternate Calculation

The Adjustment Factor with respect to the Underlying Shares of each Exchange Traded Fund will be adjusted as follows:

1. If the Underlying Shares of an Exchange Traded Fund are subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor with respect to such Underlying Shares will be adjusted to equal the product of the prior Adjustment Factor for such Underlying Shares and the number of shares issued in such stock split or reverse stock split with respect to one such Underlying Share.

2. If an Exchange Traded Fund is liquidated or otherwise terminated (a “Liquidation Event”), (i) the Closing Price of the Underlying Shares of such Exchange Traded Fund on any Observation Date following such Liquidation Event will be determined by the Calculation Agent and will be deemed to be a fraction of the closing value of the relevant Underlying Index (or any Successor Index, as described below) on such Observation Date (taking into account any material changes in the method of calculating such Underlying Index following such Liquidation Event) equal to that fraction of the closing value of such Underlying Index represented by the Closing Price of the Underlying Shares of such Exchange Traded Fund on the last day prior to the occurrence of such Liquidation Event on which a Closing Price of such Underlying Shares was available.

If the publisher of an Underlying Index discontinues publication of such Underlying Index and the publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Underlying Index (such index being referred to herein as a “Successor Index”), then any subsequent Closing Price following a Liquidation Event will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on the Trading Day that any Closing Price is to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the Notes, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the publisher of an Underlying Index discontinues publication of such Underlying Index prior to, and such discontinuance is continuing on, any Observation Date following a Liquidation Event and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Closing Price for such date. The Closing Price will be computed by the Calculation

Agent in accordance with the formula for calculating such Underlying Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently constituting such Underlying Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of any Underlying Index may adversely affect the value of the Notes.

No adjustment to the Adjustment Factor pursuant to the first paragraph of this section will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one- millionths being rounded upward.

Alternate Exchange Calculation
in Case of an Event of Default	In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as though the Basket Component Performance Values on the Determination Date were the Basket Component Performance Values on the date of acceleration.

If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent	MS & Co.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Basket Component Performance Values will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the S&P 500 Index Closing Value, the Closing Prices of each of the Exchange Traded Funds, the Basket Component Performance Values, the Early Redemption Coupon, if any, or whether a Market Disruption Event has occurred. See “—Market Disruption Event,” “— Discontinuance of the S&P 500 Index; Alteration of Method of Calculation” and “—Antidilution Adjustments relating to an Exchange Traded Fund; Alternate Calculation” above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

The S&P 500 Index	The S&P 500 Index was developed by Standard & Poor’s Corporation, which we refer to as S&P, and is calculated, maintained and published by S&P.

The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The “Market Value” of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 Component Stocks relative to the S&P500 Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10.

This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the Component Stocks by a number called the “Index Divisor.” By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index. The Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“Index Maintenance”).

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require Index Divisor adjustments.

The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required

Stock split	Shares Outstanding multiplied	No
(i.e., 2-for-1)	by 2; Stock Price divided by 2

Share issuance	Shares Outstanding plus newly	Yes
(i.e., Change 5%)	issued Shares

Share repurchase	Shares Outstanding minus	Yes
(i.e., Change 5%)	Repurchased Shares

Special cash	Share Price minus Special	Yes
dividends	Dividend

Company change	Add new company Market	Yes
Value minus old company
Market Value

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required

Rights offering	Price of parent company minus	Yes

Spin-Off	Price of parent company minus	Yes

Stock splits and stock dividends do not affect the Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

The S&P 500 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups, government entities, or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons. In March 2005 the official S&P U.S. indices moved half way to float adjustment and in September 2005 the indices will move to full float adjustment.

The Exchange Traded Funds;
Public Information	iShares, Inc. (the “Company”) is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund, iShares® MSCI Emerging Markets Index Fund, iShares® MSCI Brazil Index Fund, iShares® MSCI Japan Index Fund and iShares FTSE/Xinhua China 25 Index Fund. Information provided to or filed with the Commission by the Company pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033- 97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Notes offered hereby and does not relate to the Underlying Shares. We have derived all disclosures contained in this pricing supplement regarding the Company from the publicly available documents described in the preceding paragraph. In connection with the offering of the Notes, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Company. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Underlying Shares (and therefore the price of the Underlying Shares at the time we price the Notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Company could affect the value received at maturity with respect to the Notes and therefore the trading prices of the Notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlying Shares.

We and/or our affiliates may presently or from time to time engage in business with the Company. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Company, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Underlying Shares of any of the Exchange Traded Funds. The statements in the preceding two sentences are not intended to affect the rights of investors in the Notes under the securities laws. As a prospective purchaser of the Notes, you should undertake an independent investigation of the Company as in your judgment is appropriate to make an informed decision with respect to an investment in the Underlying Shares.

The iShares® MSCI EAFE Index Fund, iShares® MSCI Emerging Markets Index Fund, iShares® MSCI Brazil Index Fund, iShares® MSCI Japan Index Fund and iShares FTSE/Xinhua China 25 Index Fund seek investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index, MSCI Emerging Markets Index, MSCI Brazil Index, MSCI Japan Index and FTSE/Xinhua China 25 Index, respectively. It is possible that an exchange traded fund may not fully replicate the performance of the relevant underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances.

The Underlying Indices

We have derived all information contained in this pricing supplement regarding the Underlying Indices from publicly available information. The MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index and the MSCI Japan Index are stock indices calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley. See “—Affiliation of MSCI, MS & Co. and Morgan Stanley” below. Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index or the MSCI Japan Index.

The MSCI EAFE Index	The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia, New Zealand, Europe and Asia. The performance of the MSCI EAFE Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “Component Securities”) constituting the MSCI indexes for the 21 selected countries (the “Component Country Indices”). The MSCI EAFE Index consists of the following country indices: Australia, New Zealand, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets. For further information regarding the MSCI EAFE Index, see “Annex A—The MSCI EAFE Index.”

The MSCI Emerging Markets Index	The MSCI Emerging Markets Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets. The performance of the MSCI Emerging Markets Index is a free float-adjusted average of the U.S. dollar values of all of the equity securities (the “Component Securities”) constituting the MSCI indices for the selected countries (the “Component Country Indices”). As of June 2006, the MSCI Emerging Markets Index consisted of the following 25 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets. For further information regarding the MSCI Emerging Markets Index, see “Annex A—The MSCI Emerging Markets Index.”

The MSCI Brazil Index	The MSCI Brazil Index is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization of the Brazilian equity market. The MSCI Brazil Index adjusts the market capitalization of index constituents for free float and targets for index inclusion 85% of free float- adjusted market capitalization in each industry group in Brazil. The MSCI Brazil Index was launched on December 31, 1987 at an initial value of 100. The identity and sector weight of the five largest sectors represented in the MSCI Brazil Index as of June 30, 2006 were as follows: Materials (27.48%), Energy (24.41%), Banks (16.62%), Utilities (7.25%) and Food and Beverage (7.00%). For further information regarding the MSCI Brazil Index, see “Annex A—The MSCI Brazil Index.”

The MSCI Japan Index	The MSCI Japan Index is intended to reflect the sectoral diversity of the Japanese equity market and to represent Japanese companies that are available to investors worldwide. The MSCI Japan Index is a capitalization-weighted equity index, adjusted for free float, and contains only securities listed on stock exchanges in Japan (as included, the “Component Stocks”). To construct the MSCI Japan Index, every listed security in the market is identified, and data on its price, outstanding shares, significant owners, free float, and monthly trading volume are collected. The securities are then organized by industry group, and Component Stocks are selected, targeting 60% coverage of market capitalization. By targeting 60% of each industry group, the MSCI Japan Index is intended to capture 60% of the total country market capitalization while maintaining the overall risk structure of the market. Securities listed on the Tokyo, Osaka, Fukuoka, Nagoya, Sapporo, JASDAQ and NASDAQ JP exchanges are eligible for inclusion in the MSCI Japan Index. For further information regarding the MSCI Japan Index, see “Annex A— The MSCI Japan Index.”

The FTSE/Xinhua China 25 Index	The FTSE/Xinhua China 25 Index is published and disseminated by FTSE/Xinhua Index Limited and is designed to represent the performance of investments in the mainland Chinese market available to international investors. The FTSE/Xinhua China 25 Index is weighted based on the free float adjusted total market value of its constituent shares and measures the composite price performance of selected Chinese stocks. The FTSE/Xinhua China 25 Index is currently based on 25 underlying stocks trading on the Hong Kong Stock Exchange. For further information regarding the FTSE/Xinhua China 25 Index, see “Annex A—The FTSE/Xinhua China 25 Index.”

Affiliation of MSCI, MS & Co. and Morgan Stanley

Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley. MSCI is responsible for the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index and the MSCI Japan Index and the guidelines and policies governing their composition and calculation. Although judgments, policies and determinations concerning these indices are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI. MSCI® is a registered trademark and service mark of MSCI.

Because each of MSCI and MS & Co. is a subsidiary of Morgan Stanley, the economic interests of MSCI and MS & Co. may be adverse to the investors in the Notes, including with respect to certain determinations and judgments made in determining the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index and the MSCI Japan Index. The policies and judgments for which MSCI is responsible concerning additions, deletions and substitutions of the component country indices and corresponding component securities comprising the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index and the MSCI Japan Index and the manner in which certain changes affecting such component securities are taken into account may affect the values of these indices. Furthermore, the policies and judgments for which MSCI is responsible with respect to the calculation of the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index and the MSCI Japan Index, including, without limitation, the selection of the foreign exchange rates used for the purpose of establishing the daily prices of the component securities, could also affect the values of these indices. It is also possible that MSCI may discontinue or suspend calculation or dissemination of any of these indices and that, consequently, MS & Co., as Calculation Agent, also an Affiliate of Morgan Stanley, would have to select a Successor or Substitute Index from which to calculate the respective Basket Component Performance Value. Any such actions or judgments could adversely affect the value of the Notes.

MSCI maintains policies and procedures regarding the handling and use of confidential proprietary information, and those policies and procedures will be in effect throughout the term of the Notes to restrict the use of information relating to the calculation of the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index and the MSCI Japan Index prior to its dissemination.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the Component Securities could lead to actions on the part of such underlying issuers which might adversely affect the values of the MSCI EAFE Index, the MSCI Emerging Markets Index, the MSCI Brazil Index and the MSCI Japan Index.

Historical Information

The following table sets forth (a) the published high and low S&P 500 Index Closing Values, as well as end-of-quarter S&P 500 Index Closing Values for each calendar quarter in the period from January 1, 2001 through August 7, 2006 and (b) the published high and low Closing Prices of the Underlying Shares as well as end-of-quarter Closing Prices of the Underlying Shares for each of the Exchange Traded Funds for each calendar quarter in the period from the earlier of January 1, 2001 and the date of inception of such Exchange Traded Fund through August 7, 2006.

The S&P 500 Index Closing Value, the iShares® MSCI EAFE Index Fund Closing Price, the iShares® MSCI Emerging Markets Index Fund Closing Price, iShares® MSCI Brazil Index Fund Closing Price, the iShares® MSCI Japan Index Fund Closing Price and the iShares FTSE/Xinhua China 25 Index Fund Closing Price on August 7, 2006 were 1,275.77, 65.71, 95.30, 40.10, 13.31 and 78.24 respectively.

We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification. The historical values of the Basket Components should not be taken as an indication of future performance. The values of the relevant Basket Components may be higher on the Observation Dates than on the Pricing Date so that you will receive less than the $1,000 principal amount of Notes at maturity. We cannot give you any assurance that, for each Basket Component on any Observation Date, the Basket Component Observation Value will be lower than the Basket Component Initial Value.

S&P 500 Index	High	Low	Period End

2001
First Quarter	1,373.73	1,117.58	1,160.33
Second Quarter	1,312.83	1,103.25	1,224.42
Third Quarter	1,236.72	965.80	1,040.94
Fourth Quarter	1,170.35	1,038.55	1,148.08
2002
First Quarter	1,172.51	1,080.17	1,147.39
Second Quarter	1,146.54	973.53	989.82
Third Quarter	989.03	797.70	815.28
Fourth Quarter	938.87	776.76	879.82
2003
First Quarter	931.66	800.73	848.18
Second Quarter	1,011.66	858.48	974.50
Third Quarter	1,039.58	965.46	995.97
Fourth Quarter	1,111.92	1,018.22	1,111.92
2004
First Quarter	1,157.76	1,091.33	1,126.21
Second Quarter	1,150.57	1,084.10	1,140.84
Third Quarter	1,129.30	1,063.23	1,114.58
Fourth Quarter	1,213.55	1,094.81	1,211.92

S&P 500 Index	High	Low	Period End

2005
First Quarter	1,225.31	1,163.75	1,180.59
Second Quarter	1,216.96	1,137.50	1,191.33
Third Quarter	1,245.04	1,194.44	1,228.81
Fourth Quarter	1,272.74	1,176.84	1,248.29
2006
First Quarter	1,307.25	1,254.78	1,300.25
Second Quarter	1,325.76	1,223.69	1,246.00
Third Quarter (through
August 7, 2006)	1,280.27	1,234.49	1,275.77

iShares MSCI EAFE Index Fund Underlying Shares	High	Low	Period End

2001
First Quarter	0.00	0.00	N/A
Second Quarter	0.00	0.00	N/A
Third Quarter	42.91	34.17	37.64
Fourth Quarter	40.86	37.44	39.77
2002
First Quarter	40.76	36.10	40.03
Second Quarter	41.81	37.82	39.52
Third Quarter	39.60	30.43	31.73
Fourth Quarter	34.97	30.00	33.00
2003
First Quarter	34.15	28.81	30.20
Second Quarter	37.77	30.67	36.10
Third Quarter	40.38	36.07	39.00
Fourth Quarter	45.59	40.22	45.59
2004
First Quarter	48.10	45.12	47.20
Second Quarter	48.10	43.38	47.67
Third Quarter	47.40	44.47	47.13
Fourth Quarter	53.42	47.13	53.42
2005
First Quarter	55.25	51.26	52.96
Second Quarter	53.83	51.28	52.39
Third Quarter	58.48	51.95	58.10
Fourth Quarter	60.94	54.72	59.43
2006
First Quarter	65.38	60.33	65.38
Second Quarter	70.58	59.46	62.28
Third Quarter (through
August 7, 2006)	66.18	61.70	65.71

iShares MSCI Emerging Markets Index Fund Underlying Shares	High	Low	Period End

2001	–	–	–
First Quarter	–	–	–
Second Quarter	–	–	–
Third Quarter	–	–	–
Fourth Quarter	–	–	–
2002
First Quarter	–	–	–
Second Quarter	–	–	–
Third Quarter	–	–	–
Fourth Quarter	–	–	–
2003
First Quarter	–	–	–
Second Quarter	40.87	33.23	39.97

iShares MSCI Emerging Markets Index Fund Underlying Shares	High	Low	Period End

Third Quarter	47.66	40.40	45.31
Fourth Quarter	54.64	46.50	54.64
2004
First Quarter	59.50	55.15	58.50
Second Quarter	60.61	47.65	53.88
Third Quarter	57.50	50.89	57.50
Fourth Quarter	67.28	56.70	67.28
2005
First Quarter	73.95	63.63	67.60
Second Quarter	73.11	65.10	71.60
Third Quarter	85.02	71.83	84.88
Fourth Quarter	89.50	75.15	88.25
2006
First Quarter	100.78	91.55	99.15
Second Quarter	111.10	81.95	88.54
Third Quarter (through
August 7, 2006)	97.03	87.60	95.30

iShares MSCI Brazil Index Fund Underlying Shares	High	Low	Period End

2001
First Quarter	18.75	14.30	14.98
Second Quarter	15.63	13.47	14.38
Third Quarter	14.41	8.40	9.20
Fourth Quarter	12.77	8.80	12.70
2002
First Quarter	14.00	11.41	13.23
Second Quarter	13.80	8.75	9.70
Third Quarter	9.49	5.79	5.79
Fourth Quarter	8.50	5.35	7.98
2003
First Quarter	9.00	7.17	8.35
Second Quarter	11.19	8.65	10.61
Third Quarter	13.23	10.19	12.69
Fourth Quarter	17.09	13.05	17.00
2004
First Quarter	18.73	15.59	16.80
Second Quarter	17.34	12.49	14.71
Third Quarter	18.57	14.67	18.54
Fourth Quarter	22.24	18.30	22.24
2005
First Quarter	25.54	19.80	22.78
Second Quarter	25.02	21.17	24.82
Third Quarter	33.45	23.65	33.32
Fourth Quarter	36.02	29.02	33.37
2006
First Quarter	43.14	34.83	39.84
Second Quarter	46.98	31.92	36.05
Third Quarter (through
August 7, 2006)	40.35	36.26	40.10

iShares MSCI Japan Index Fund Underlying Shares	High	Low	Period End

2001
First Quarter	11.50	9.16	10.24
Second Quarter	11.71	10.06	10.23
Third Quarter	10.21	8.10	8.40
Fourth Quarter	8.83	7.62	7.71
2002
First Quarter	8.67	6.71	8.14
Second Quarter	9.09	7.87	8.43

iShares MSCI Japan Index Fund Underlying Shares	High	Low	Period End

Third Quarter	8.69	7.13	7.33
Fourth Quarter	7.38	6.57	6.95
2003
First Quarter	7.25	6.44	6.46
Second Quarter	7.37	6.24	7.27
Third Quarter	9.17	7.38	8.76
Fourth Quarter	9.69	8.60	9.64
2004
First Quarter	10.91	9.39	10.87
Second Quarter	11.15	8.94	10.62
Third Quarter	10.43	9.44	9.70
Fourth Quarter	10.92	9.70	10.92
2005
First Quarter	11.05	10.39	10.49
Second Quarter	10.61	9.94	10.14
Third Quarter	12.39	10.09	12.19
Fourth Quarter	13.68	11.50	13.52
2006
First Quarter	14.45	13.21	14.45
Second Quarter	15.55	12.29	12.98
Third Quarter (through
August 7, 2006)	13.88	12.57	13.31

iShares FTSE/Xinhua China 25 Index Fund Underlying Shares	High	Low	Period End

2001
First Quarter	–	–	–
Second Quarter	–	–	–
Third Quarter	–	–	–
Fourth Quarter	–	–	–
2002
First Quarter	–	–	–
Second Quarter	–	–	–
Third Quarter	–	–	–
Fourth Quarter	–	–	–
2003
First Quarter	–	–	–
Second Quarter	–	–	–
Third Quarter	–	–	–
Fourth Quarter	–	–	–
2004
First Quarter	–	–	–
Second Quarter	–	–	–
Third Quarter	–	–	–
Fourth Quarter	56.50	50.60	55.47
2005
First Quarter	57.80	52.00	54.60
Second Quarter	57.51	52.74	57.11
Third Quarter	68.80	56.82	64.24
Fourth Quarter	64.60	56.65	61.62
2006
First Quarter	74.55	62.99	74.55
Second Quarter	83.73	66.00	73.85
Third Quarter (through
August 7, 2006)	79.35	73.44	78.24

Below is a graph that shows the historical performance of each of the six basket components on a percentage basis for the periods indicated above.

Use of Proceeds and Hedging	The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Notes through one or more of our subsidiaries. The original issue price of the Notes includes the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Notes by taking short positions in stocks underlying the S&P 500 Index and in the Underlying Shares, in futures or options contracts on the S&P 500 Index or its component securities or on the Underlying Shares listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such short trading activity could potentially decrease the value of the Basket Components, and, therefore, could increase the amount by which the Basket Components must decline before you would receive at maturity or on an Early Redemption Date, a payment that exceeds the principal amount of the Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on the Observation Dates, by purchasing and selling the stocks underlying the S&P 500 Index or the shares included in the Underlying Indices, futures or options contracts on the S&P 500 Index or its component stocks, on the Underlying Shares or on the shares included in the Underlying Indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by purchasing any such securities or instruments on the Observation Dates. We cannot give any assurance that our hedging activities will not affect the value of the Basket Components and, therefore, adversely affect the value of the Basket Components on the Observation Dates or the payment that you will receive on an early redemption date or at maturity, as the case may be.
Supplemental Information Concerning
Plan of Distribution	Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement dated January 25, 2006 under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of % per Note to other dealers, which may include Morgan Stanley DW Inc., Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Notes against payment therefor in New York, New York on , 2006, which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes more than three Business Days prior to the Original Issue Date will be required, to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes or the individual stocks underlying the Underlying Indices in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission

Brazil

The Notes have not been and will not be registered with the Comissão de Calores Mobiliários (The Brazilian Securities Commission). The Notes may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Notes to the public in Hong Kong as the Notes have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Notes nor make the Notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c) a person who acquires the Notes for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

License Agreement between S&P and
Morgan Stanley	S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley,

and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the Notes.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

The Notes are not sponsored, endorsed, sold or promoted by The S&P Stock Market, Inc. (including its affiliates) (S&P, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Notes. The Corporations make no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the S&P 500 Index® to track general stock market performance. The Corporations’ only relationship to us (the “Licensee”) is in the licensing of the S&P 500®, S&P 500 Index® and S&P® trademarks or service marks and certain trade names of the Corporations and the use of the S&P 500 Index® which is determined, composed and calculated by S&P without regard to the Licensee or the Notes. S&P has no obligation to take the needs of the Licensee or the owners of the Notes into consideration in determining, composing or calculating the S&P 500 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Notes.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE S&P 500 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “S&P®,” “S&P 500®” and “S&P 500 Index®” are trademarks of The S&P Stock Market, Inc. and have been licensed for use by Morgan Stanley. The Notes have not been passed on by the Corporations as to their legality or suitability. The Notes are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE NOTES.

iShares®	iShares® is a registered mark of Barclays Global Investors, N.A. (“BGI”). The Notes are not sponsored, endorsed, sold, or promoted by BGI. BGI makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

ERISA Matters for Pension Plans
and Insurance Companies	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a “Plan”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) (“MSDWI”), may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

Because we may be considered a party in interest with respect to many Plans, the Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income Taxation	The following summary is based on the advice of Davis Polk & Wardwell, our counsel (“Tax Counsel”), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the Notes. Pursuant to the terms of the Notes, we and every investor in the Notes agree (in the absence of an administrative determination or judicial ruling to the contrary) to treat the Notes for all tax purposes as “contingent payment debt instruments” for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Please read the sections called “United States Federal Income Taxation” and, specifically the sections called “United States Federal Taxation – Tax Consequences to U.S. Holders – Notes – Notes Linked to Commodity Prices, Single Securities, Basket of Securities or Indices” and “United States Federal Taxation – Tax Consequences to U.S. Holders – Backup Withholding and Information Reporting” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the contingent payment debt instruments.

In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount (“OID”) as interest income on the Notes on a constant yield basis in each year that they hold the Notes, even though no stated interest will be paid on the Notes. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, as discussed in the accompanying prospectus supplement. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

The rate of accrual of OID on the Notes is the “comparable yield” as described in the Tax Disclosure Sections of the accompanying prospectus supplement. If the Notes were priced on August 2, 2006, the comparable yield would be an annual rate of 5.4542% compounded semi-annually. Based on the comparable yield set forth above, the “projected payment schedule” for a Note (assuming an issue price of $1,000) consists of a projected amount equal to $1,176.7965 due at maturity. However, the comparable yield and the projected payment schedule of the Notes will be determined on the pricing date and may be different than the comparable yield and the projected payment schedule set forth above. The actual comparable yield and the projected payment schedule of the Notes as of the pricing date will be provided in the final pricing supplement.

Based on the comparable yield set forth above, the following table states the amount of OID that will be deemed to have accrued with respect to a Note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year):

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD

Original Issue Date through
December 31, 2006	$18.1807	$18.1807
January 1, 2007 through
June 30, 2007	$27.7668	$45.9475
July 1, 2007 through
December 31, 2007	$28.5240	$74.4715

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD

January 1, 2008 through
June 30, 2008	$29.3019	$103.7734
July 1, 2008 through
December 31, 2008	$30.1010	$133.8744
January 1, 2009 through
June 30, 2009	$30.9219	$164.7963
July 1, 2009 through
September 8, 2009	$12.0002	$176.7965

This table will be updated in the final pricing supplement using the actual comparable yield determined on the pricing date.

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

Tax Consequences to Non-U.S. Holders

If you are a non-U.S. investor, please read the discussions under “United States Federal Taxation — Tax Consequences to Non- U.S. Holders” in the accompanying prospectus supplement concerning the U.S. federal income and withholding tax consequences of investing in the contingent payment debt instruments. Non-U.S. investors should also note that the discussion in the accompanying prospectus supplement does not address the tax consequences to non-U.S. investors for whom income or gain in respect of the Notes is effectively connected with a trade or business in the United States. Such non-U.S. investors should consult their own tax advisors regarding the potential tax consequences of investing in the Notes.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the Notes, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

ANNEX A

The MSCI EAFE Index	The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and in Europe and Asia, which are Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

Index Calculation

The performance of the MSCI EAFE Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “Component Securities”) constituting the MSCI indexes for the 21 selected countries (the “Component Country Indices”). Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets. See “—Maintenance of the MSCI EAFE Index and the Component Country Indices” below.

Prices used to calculate the Component Securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 5 p.m. Central Europe Time. The U.S. dollar value of the MSCI EAFE Index is calculated based on the free float- adjusted market capitalization in U.S. dollars of the Component Securities. The MSCI EAFE Index was launched on December 31, 1969 at an initial value of 100.

Maintenance of the MSCI EAFE Index and the Component Country Indices

In order to maintain the representativeness of the MSCI EAFE Index, structural changes to the MSCI EAFE Index as a whole may be made by adding or deleting Component Country Indices and the related Component Securities. Currently, such changes in the MSCI EAFE Index may only be made on four dates throughout the year: after the last scheduled Index close of each February, May, August and November.

MSCI may add additional Component Country Indices to the MSCI EAFE Index or subtract one or more of its current Component Country Indices prior to the expiration of the Notes. Any such adjustments are made to the MSCI EAFE Index so that the value of the MSCI EAFE Index at the effective date of such change is the same as it was immediately prior to such change.

Each Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each Component Country Index, emphasis is also placed on its continuity and on minimizing turnover in the MSCI EAFE Index.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. Index maintenance of the Component Country Indices is reflected in the MSCI EAFE Index.

Selection of Component Securities and Calculating and Adjusting for Free Float

The selection of the Component Securities for each Component Country Index is based on the following guidelines:

(i) Define the universe of listed securities within each country;

(ii) Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii) Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv) Select securities for inclusion according to MSCI’s index construction rules and guidelines.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

The MSCI Emerging Markets Index	The MSCI Emerging Markets Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets. The performance of the MSCI Emerging Markets Index is a free float-adjusted average of the U.S. dollar values of all of the equity securities (the “Component Securities”) constituting the MSCI indices for the selected countries (the “Component Country Indices”). As of June 2006, the MSCI Emerging Markets Index consisted of the following 25 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets.

Prices used to calculate the Component Securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars on a real time basis and disseminated every 60 seconds during market trading hours. It is also calculated on an end of day basis. The MSCI Emerging Markets Index has a base date December 31, 1987.

Maintenance of the MSCI Emerging Markets Index and the Component Country Indices

In order to maintain the representativeness of the MSCI Emerging Markets Index, structural changes to the MSCI Emerging Markets Index as a whole may be made by adding or deleting Component Country Indices and the related Component Securities.

MSCI may add additional Component Country Indices to the MSCI Emerging Markets Index or subtract one or more of its current Component Country Indices prior to the expiration of the Notes. Any such adjustments are made to the MSCI Emerging Markets Index so that the value of the MSCI Emerging Markets Index at the effective date of such change is the same as it was immediately prior to such change.

Each Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each Component Country Index, emphasis is also placed on its continuity and on minimizing turnover in the MSCI Emerging Markets Index.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. Index maintenance of the Component Country Indices is reflected in the MSCI Emerging Markets Index.

Selection of Component Securities and Calculating and Adjusting for Free Float

The selection of the Component Securities for each Component Country Index is based on the following guidelines:

(i) Define the universe of listed securities within each country;

(ii) Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii) Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv) Select securities for inclusion according to MSCI’s index construction rules and guidelines.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

The MSCI Brazil Index	The MSCI Brazil Index is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization of the Brazilian equity market. The MSCI Brazil Index was launched on December 31, 1987 at an initial value of 100. The identity and sector weight of the five largest sectors represented in the MSCI Brazil Index as of June 30, 2006 were as follows: Materials (27.48%), Energy (24.41%), Banks (16.62%), Utilities (7.25%); and Food and Beverage (7.00%).

The MSCI Brazil Index adjusts the market capitalization of index constituents for free float and targets for index inclusion 85% of free float-adjusted market capitalization in each industry group in Brazil. In order to maintain the representativeness of the MSCI Brazil Index, structural changes to the MSCI Brazil Index as a whole may be made by adding or deleting MSCI Brazil Index component securities. Currently, such changes in the MSCI Brazil Index may only be made on four dates throughout the year: as of the close of the last business day of each February, May, August and November.

THE MSCI BRAZIL INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND YOUR RETURN ON THE NOTES, IF ANY, WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the MSCI Brazil Index: Underlying Stock Eligibility Criteria and Annual Ranking Review

The selection of the companies and securities for the MSCI Brazil Index is based on the following guidelines:

(i) Define the equity universe of listed securities within Brazil;

(ii) Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii) Classify the universe of securities into industry groups under the Global Industry Classification Standards (GICS); and

(iv) Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determining the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits. MSCI will then “float-adjust” the weight of each constituent company in the MSCI Brazil Index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in the MSCI Brazil Index.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

MSCI may add additional companies and securities to the MSCI Brazil Index or subtract one or more of its current companies and securities prior to the expiration date of the Notes. Any such adjustments are made to the MSCI Brazil Index so that the value of the MSCI Brazil Index at the effective date of such change is the same as it was immediately prior to such change.

Each company’s securities is maintained with the objective of reflecting, on a timely basis, the evolution of Brazil’s equity markets. In maintaining the MSCI Brazil Index, emphasis is also placed on continuity, replicability and on minimizing turnover in the MSCI Brazil Index.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index as promptly as they occur. The second category consists of quarterly index reviews aimed at promptly reflecting other significant market events. The third category consists of full MSCI Brazil Index review that systematically re-assess the various dimensions of the equity universe for Brazil and is conducted on a fixed annual timetable.

Ongoing event-related changes to the MSCI Brazil Index are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the index at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the MSCI Brazil Index continues to be an accurate reflection of the evolving Brazilian equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI Brazil Index at the time of their actual occurrence and that should not wait until the annual index review due to their importance. These quarterly index reviews may result in additions and deletions of MSCI Brazil Index component securities from the MSCI Brazil Index and changes in “foreign inclusion factors” and in number of shares.

Additions and deletions to securities may result from: the addition or deletion of securities due to the significant over- or under- representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature.

Changes in the number of shares are generally small changes in a security’s shares outstanding and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments, share buybacks or cancellations. The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

The annual full MSCI Brazil Index review includes a reappraisal of the free float-adjusted industry group representation relative to the 85% target, a detailed review of the shareholder information used to estimate free float for constituent securities and non- constituent securities, updating the minimum size guidelines for new and existing constituent securities, as well as changes typically considered for quarterly index reviews. During a full index review, securities may be added or deleted from the MSCI Brazil Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for index changes during quarterly index reviews as discussed above. The results of the annual full index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. Index maintenance is reflected in the MSCI Brazil Index.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

The MSCI Japan Index	The MSCI Japan Index is intended to reflect the sectoral diversity of the Japanese equity market and to represent Japanese companies that are available to investors worldwide. Securities listed on the Tokyo, Osaka, Fukuoka, Nagoya, Sapporo, JASDAQ and NASDAQ JP exchanges are eligible for inclusion in the MSCI Japan Index.

Index Calculation

The MSCI Japan Index is a capitalization-weighted equity index, adjusted for free float, and contains only securities listed on stock exchanges in Japan (as included, the “Component Stocks”).

To construct the MSCI Japan Index, every listed security in the market is identified, and data on its price, outstanding shares, significant owners, free float, and monthly trading volume are collected. The securities are then organized by industry group, and Component Stocks are selected, targeting 60% coverage of market capitalization. Selection criteria include: size, long- and short-term volume, cross-ownership and float. By targeting 60% of each industry group, the MSCI Japan Index is intended to capture 60% of the total country market capitalization while maintaining the overall risk structure of the market. Once stocks are selected for the MSCI Japan Index, companies with greater than 40% float are included at their full market capitalization weight. Companies that are added to the MSCI Japan Index with less than 40% float are included at a fraction of their market capitalization in accordance with the MSCI partial inclusion schedule. This partial inclusion policy facilitates the inclusion of companies with a modest float, while taking into consideration potential limited supply.

The MSCI Japan Index is calculated in Japanese yen on a real time basis and is disseminated every 15 seconds during market trading hours.

The MSCI Japan Index has a base date of December 31, 1969. As of October 17, 2005 the MSCI Japan Index contained 369 constituents. As at October 17, 2005, the sector and industry group weightings for the MSCI Japan Index were as follows:

Sector Name	Weight

Financials	21.27%
Consumer Discretionary	21.02%
Industrials	16.33%
Information Technology	12.71%
Materials	8.89%
Health Care	5.66%
Consumer Staples	5.59%
Utilities	4.38%
Telecommunications Services	3.02%
Energy	1.13%

Industry Group	Weight

Banks	11.53%
Automobiles and components	11.35%
Capital goods	10.74%
Technology hardware and equipment	9.04%
Materials	8.89%
Consumer durables and apparel	6.93%
Pharmaceuticals and biotechnology	4.99%
Diversified financials	4.74%
Utilities	4.38%
Transportation	4.31%
Telecommunications services	3.02%
Insurance	2.73%
Food, beverage and tobacco	2.51%
Software and services	2.48%
Real estate	2.27%
Food and staples retailing	2.16%
Retailing	1.91%
Commercial services and supplies	1.28%
Semiconductors and semiconductor equipment	1.19%
Energy	1.13%
Household and personal products	0.92%
Health care equipment and services	0.68%
Media	0.55%
Consumer services	0.28%

Maintenance of the MSCI Japan Index

In order to maintain the representativeness of the MSCI Japan Index, structural changes to the MSCI Japan Index as a whole may be made by adding or deleting Component Stocks. Currently, such changes in the MSCI Japan Index may only be made on four dates throughout the year: after the last scheduled Index close of each February, May, August and November.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets. The quarterly index reviews may result in additions and deletions of Component Stocks from the MSCI Japan Index and changes in “inclusion factors” and in number of shares. Additions and deletions to Component Stocks may result from: the addition or deletion of securities due to the significant over- or under- representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Stocks with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the inclusion factors for Component Stocks may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

Selection of Component Stocks and Calculating and Adjusting for Free Float

The selection of the Component Stocks is based on the following guidelines:

(i) Define the universe of listed securities;

(ii) Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii) Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv) Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security. MSCI will then derive an “inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s inclusion factor. Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

The FTSE/Xinhua China 25 Index	The FTSE/Xinhua China 25 Index is published and disseminated by FTSE/Xinhua Index Limited and measures the composite price performance of selected Chinese stocks. The FTSE/Xinhua China 25 Index is currently based on 25 underlying stocks (the “Underlying Stocks”) trading on the Hong Kong Stock Exchange (the “HKSE”).

Index Calculation

The FTSE/Xinhua China 25 Index is weighted based on the free float adjusted total market value of its constituent shares and is designed to represent the performance of investments in the mainland Chinese market available to international investors. The FTSE/Xinhua China 25 Index is rule-based and is monitored by the FTSE Xinhua Index Committee (the “Index Committee”). The FTSE/Xinhua China 25 Index constituents are screened for liquidity and weightings are capped to avoid over-concentration in any one stock. Currently, only Red Chip shares and H shares are eligible for the FTSE/Xinhua China 25 Index. Red Chip shares are securities of Hong Kong incorporated companies that trade on the HKSE and are quoted and traded in Hong Kong dollars. Red Chips are companies that are substantially owned directly or indirectly by the Chinese Government and have the majority of their business interests in mainland China. H shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. They are quoted and traded in Hong Kong dollars. The base date of the FTSE/Xinhua China 25 Index was March 2001. As of April 2006, the FTSE/Xinhua China 25 Index's top three holdings were China Mobile Communications Corporation, Petrochina Company Limited and China Petroleum and Chemical.

The weight of each Underlying Stock in the FTSE/Xinhua China 25 Index is calculated by (i) multiplying the per share price of each Underlying Stock by the exchange rate required to convert the security's home currency into the FTSE/Xinhua China 25 Index base currency (the “Base Currency”), (ii) multiplying each resulting product by the number of shares in issue according to FTSE/Xinhua Index Limited, (iii) multiplying each resulting product by the product of each security's float factor (the “Free Float Factor”) multiplied by its capping factor (the “Capping Factor”), (iv) calculating the sum of all these products and (v) dividing such sum by a divisor (the “Divisor”). The Base Currency for the FTSE/Xinhua China 25 Index is the Hong Kong dollar. The Free Float Factor is a number between 1 and 0, where 1 represents a 100% free float, and is published by FTSE/Xinhua Index Limited. The Capping Factor is a number between 1 and 0, where 1 represents no cap, that allows the weight of each security to be capped at no more than 10% of the FTSE/Xinhua China 25 Index, and is published by FTSE/Xinhua Index Limited. The Divisor represents the total issued share capital of the FTSE/Xinhua China 25 Index at the base date and can be adjusted to allow changes in the issued share capital of individual securities without distorting the FTSE/Xinhua China 25 Index.

When calculating the weight of an Underlying Stock, individual constituents' shares held by governments, corporations, strategic partners or other control groups are excluded from the company's shares outstanding. Shares owned by other companies are also excluded regardless of whether such companies are index constituents. Where a foreign investment limit exists at the sector or company level, the constituent's weight will reflect either the foreign investment limit or the percentage float, whichever is more restrictive. Stocks are screened to ensure there is sufficient liquidity. Factors in determining liquidity include the availability of current and reliable price information and the level of trading volume relative to shares outstanding. Value traded and float turnover are also analyzed on a monthly basis to ensure liquidity. Fundamental analysis is not part of the selection criteria for inclusion or exclusion of stocks from the FTSE/Xinhua China 25 Index.

Adjustment to the composition of the FTSE/Xinhua China 25 Index

An Underlying Stock may be added or deleted by FTSE/Xinhua Index Limited or the percentage of that Underlying Stock or the Capping Factor or the Free Float Factor may be adjusted. Any stock that becomes ineligible due to any of the following reasons, among others, will be deleted from the FTSE/Xinhua China 25 Index: (i) delisting of such stock, (ii) such stock ceases to have a firm quotation or accurate and reliable price, (iii) the constituent company is subject to a takeover, (iv) the constituent company ceases, in the opinion of the Index Committee, or its nominated deputies, to be a viable constituent due to changes in liquidity or total market capitalization, (v) the constituent company, at the time of the periodic review, has fallen to the 36th position or below in the ranking of eligible companies by full market value as computed by FTSE/Xinhua Index Limited before the application of any investability weightings, or (vi) the company has the lowest ranking full market value on the FTSE/Xinhua China 25 Index as computed by FTSE/Xinhua Index Limited and another security has qualified for inclusion on the index. After deletion of a stock, FTSE/Xinhua Index Limited will select a new Underlying Stock from the reserve list of the five highest-ranking non- constituents of the index that are constituents of the FTSE All World Index and meet the FTSE/Xinhua China 25 Index requirements.

The FTSE/Xinhua China 25 Index is calculated every 15 seconds and published every minute during the index period (09:15 -16:00 Local Hong Kong Time); and is available in real time directly from FTSE and from the following vendors: Reuters, Bloomberg, Telekurs, FTID and LSE/Proquote. The FTSE/Xinhua China 25 Index uses local stock exchange trade prices and Reuters real-time spot currency rates.